UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

Icahn Enterprises L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16690 Collins Ave, PH-1
Sunny Isles Beach, Florida		33160
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 422-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 27, 2026, Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Finance Corp. (together with Icahn Enterprises, the “Company”) caused Wilmington Trust, National Association, as trustee (the “Trustee”) to deliver on the Company’s behalf a notice of full redemption to holders of the Company’s outstanding 6.250% Senior Notes due 2026 (the “2026 Notes”) issued under an indenture, dated as of May 10, 2019, among the Company, Icahn Enterprises Holdings L.P., as guarantor, and the Trustee (the “Indenture”), that the Company will redeem all the outstanding aggregate principal amount of the 2026 Notes on February 26, 2026 (the “Redemption Date”). The redemption price will be equal to 100.000% of the principal amount of the remaining 2026 Notes, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. Upon the redemption by the Company of the 2026 Notes, none of the 2026 Notes will remain outstanding. The Company expects to use cash on hand to pay the redemption price for the 2026 Notes.

This Current Report on Form 8-K does not constitute a notice of redemption of the 2026 Notes. There can be no assurances that the redemption will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant) By: Icahn Enterprises G.P. Inc., its general partner

Date:	January 27, 2026	By:	/s/ Ted Papapostolou
Ted Papapostolou Chief Financial Officer